SERIES B WARRANT

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.  AS A CONDITION TO SALE OR OTHER TRANSFER OF THE SECURITY, THE COMPANY MAY, AT ITS OPTION, REQUIRE THE PROPOSED TRANSFEROR HEREOF TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED FOR SUCH PROPOSED SALE OR OTHER TRANSFER.

To Purchase 22,368,421 Shares of Common Stock ($0.001 par value)

Warrant Number: B-CAP-001

TWINLAB CONSOLIDATED HOLDINGS, INC.

Incorporated Under the Laws of Nevada

Warrant

1. Basic Terms.  This certifies that, for value received, the Registered Owner (the “Registered Owner”) is entitled, subject to the terms and conditions of this Warrant, at any time and from time to time, in whole or in part, from the time set forth in Paragraph 3 below until the expiration date, to purchase shares of the common stock, par value $0.001 per share (the “Common Stock”), of Twinlab Consolidated Holdings, Inc. (“TCH” or the “Company”) from the Company at the purchase price set forth in Paragraph 2 below, on delivery of this Warrant to the Company with the exercise form duly executed and payment of the purchase price (as further described in Paragraph 6 below) for each share purchased.

Registered Owner: Capstone Financial Group, Inc., a Nevada corporation

2. Purchase Price. The purchase price per share shall be $0.76.

3. When Exercisable.  This Warrant shall be exercisable at any time from and after October 1, 2014 and shall expire at 5:00 p.m., New York Time, October 31, 2017 (the “Expiration Date”) unless terminated sooner under (i) Paragraph 16 of this Warrant or (ii) in accordance with Section 2.1(c) of the Common Stock Put Agreement, dated as of September 30, 2014, by and between TCH and Capstone (the “Put Agreement”). This Warrant shall expire, become void, and be of no further force or effect after the Expiration Date.

4. Company’s Covenants as to Common Stock.  Shares of the Common Stock deliverable on the exercise of this Warrant shall, at delivery, be fully paid and non-assessable, and free from taxes, liens, and charges with respect to their purchase. The Company shall take any necessary steps to assure that the par value per share of the Common Stock issuable hereunder is at all times equal to or less than the then current purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of all outstanding convertible securities, options, and warrants, including, without limitation, this Warrant.

5. Method of Exercise.  The purchase rights represented by this Warrant are exercisable at the option of the Registered Owner in whole at any time, or in part, from time to time, within the period above specified.  In case of the exercise of this Warrant for less than all shares purchasable, the Company shall cancel the Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable. Notwithstanding anything to the contrary contained elsewhere in this Warrant, this Series B Warrant may only be exercised to the extent and in the same cumulative proportions as the Series A Warrant, dated as of September 30, 2014, issued by the Company to the Registered Owner (“Series A Warrant”) has then been exercised by the Registered Owner.

6. Payment for Shares.  The Registered Owner shall notify the Company of the number of shares that it desires to purchase and deliver with such notice cash, immediately available funds or a certified bank check payable to the Company for the purchase price of the shares being purchased.

7. Fractional Shares.  The Company shall not be required to issue a fractional share of Common Stock upon exercise of the Warrant. As to any fraction of a share of Common Stock that the Registered Owner would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Registered Owner an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the fair market value of one share of Common Stock on the exercise date.  The Board of Directors of the Company, acting in good faith, shall determine the fair market value of the share of Common Stock.

8. Taxes.  The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of shares of Common Stock upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the shares of Common Stock to any person other than the Registered Owner, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

9. Limited Rights of Owner.  This Warrant does not entitle the Registered Owner to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed.  No dividends are payable or will accrue on this Warrant or the shares purchasable hereunder until, and except to the extent that, this Warrant is exercised.

10. Exchange or Other Denominations.  This Warrant is exchangeable, on its surrender by the Registered Owner to the Company, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the Registered Owner at the time of surrender.

11. Transfer.  Except as otherwise above provided, this Warrant is transferable only on the books of the Company by the Registered Owner in person or by attorney, on surrender of this Warrant, properly endorsed.

12. Recognition of Registered Owner.  Prior to due presentment for registration of transfer of this Warrant, the Company may treat the Registered Owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

13. Effect of Stock Split, etc.  If the Company, by stock split, stock dividend, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then:   (1) the number and/or class of shares as so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and (2) the purchase price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent).   Irrespective of any adjustment or change in the purchase price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants therefore and thereafter issued may continue to express the purchase price per share and the number of shares purchasable as the Warrant purchase price per share and the number of share purchasable were expressed in the Warrant when initially issued.

14. Effect of Merger, etc.   If the Company consolidates with or merges into another corporation, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, the Registered Owner shall thereafter be entitled, upon exercise of this Warrant, to purchase, with respect to each share of Common Stock purchasable hereunder immediately before the consolidation or merger becomes effective, the securities or other consideration to which the Registered Owner is entitled in the consolidation or merger without any change in or payment in addition to the Warrant purchase price in effect immediately prior to the merger or consolidation.  The Company shall take any necessary steps in connection with a consolidation or merger to assure that all the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of this Warrant.  The Company shall not consolidate or merge unless, prior to consummation, the successor corporation (if other than the Company) assumes the obligations of this paragraph by written instrument executed and mailed to the Registered Owner at the address of such owner on the books of the Company.  A sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

15. Notice of Adjustment.  On the happening of an event requiring an adjustment of the purchase price or the shares purchasable hereunder, the Company shall forthwith give written notice to the Registered Owner stating the adjusted purchase price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth reasonable detail of the method of calculation and the facts upon which the calculation is based.  The Board of Directors of the Company, acting in good faith, shall determine the calculation.

16. Notice and Effect of Dissolution, etc.  In case a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than a connection with a consolidation or merger covered by Paragraph 14 above) is at any time proposed, the Company shall give at least 30 days’ prior written notice to the Registered Owner.  Such notice shall contain: (1) the date on which the transaction is to take place; (2) the record date (which shall be at least 30 days after the giving of the notice) as of which the Registered Owner will be entitled to receive distributions as a result of the transaction; (3) a brief description of the transaction; (4) a brief description of the distributions made to the Registered Owner as a result of the transaction and (5) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

17. Compliance with the Securities Act.

(A) Agreement to Comply with the Securities Act; Legend. The Registered Owner, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Paragraph 17 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Registered Owner shall not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."

In addition, if the Registered Owner is an Affiliate (as defined in the Securities Act) of the Company, certificates evidencing the shares of Common Stock issued to the Registered Owner shall bear a customary “affiliates” legend.

(B) Representations of the Registered Owner. In connection with the issuance of this Warrant, the Registered Owner specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The Registered Owner is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Registered Owner is acquiring this Warrant and the shares of Common Stock to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the shares of Common Stock, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Registered Owner understands and acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Registered Owner represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Registered Owner acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the shares of Common Stock. The Registered Owner has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

18. Registration Rights.  The Registered Owner shall be entitled to register the shares of Common Stock issued upon exercise of this Warrant upon the terms and subject to the conditions of that certain Registration Rights Agreement, dated as of September 30, 2014, by and between Twinlab Consolidated Holdings, Inc. and Capstone Financial Group, Inc. (the “Registration Rights Agreement”).

19. Anti-dilution.  In the event that TCH issues a security (i) exercisable or exchangeable for or (ii) convertible into shares of Common Stock at a date after October 1, 2014 and such security provides for anti-dilution protection, the shares of Common Stock issuable hereunder shall enjoy the same anti-dilution protection as that first issued security.

20. Warrant Register.  The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Registered Owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

21. Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Paragraph 21).

If to the Company:	Twinlab Consolidated Holdings, Inc. 632 Broadway, Suite 201 New York, NY 10012 E-mail: RNeuwirth@twinlab.com Attention: General Counsel
with a copy to (which shall not constitute notice to the Company):	Wilk Auslander LLP 1515 Broadway New York, NY 10036 E-mail: jfrank@wilkauslander.com Attention: Joel I. Frank, Esq.
If to the Registered Owner:	Capstone Financial Group, Inc. 2600 Michelson Drive, Suite 700 Irvine, CA 92612 E-mail: dpastor@capstonefg.com Attention: Darin R. Pastor
with a copy to (which shall not constitute notice to the Registered Owner):	Stoecklein Law Group, LLP 401 West A Street, Suite 1150 San Diego, CA 92101 E-mail: djs@slgseclaw.com Attention: Donald J. Stoecklein, Esq.
22. Equitable Relief. Each of the Company and the Registered Owner acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

23. Entire Agreement. This Warrant, together with the Registration Rights Agreement, Put Agreement and Series A Warrant, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the Registration Rights Agreement, the statements in the body of this Warrant shall control.

24. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors of the Registered Owner. Such successors of the Registered Owner shall be deemed to be a Registered Owner for all purposes hereunder. This Warrant may only be assigned with the mutual consent of the Registered Owner and the Company in writing.

25. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Registered Owner and their respective successors and, in the case of the Registered Owner, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

26. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

27. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

28. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

29. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada.

30. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

31. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

32. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

33. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered by a duly authorized representative as of the 30th day of September, 2014.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/S/ Thomas A. Tolworthy

Thomas A. Tolworthy

President and Chief Executive Officer

ACCEPTED AND AGREED TO AS OF THE DATE SET FORTH ABOVE:

CAPSTONE FINANCIAL GROUP, INC.

By:	/S/ Darin R. Pastor

Darin R. Pastor

Chief Executive Officer

Exercise Form

(To be executed by the Registered Owner to purchase

Common Stock pursuant to the Warrant)

To:	TWINLAB CONSOLIDATED HOLDINGS, INC.

632 Broadway, Suite 201

New York, NY 10012

The undersigned hereby: (1) irrevocably subscribes for ___________ shares of your Common Stock pursuant to this Warrant, and encloses payment of $ ____________therefor, (2) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address below; and (3) if such number of shares is not all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be issued in the name of the undersigned and delivered to the undersigned at the address below.

Date:  ______________________

_________________________________________________________

(Please sign exactly as name appears on Warrant)

Address:	_______________________________________________________

_______________________________________________________

Taxpayer ID No.  ________________________________________